UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  September 28, 2012

VERSANT CORPORATION
(Exact name of Registrant as Specified in its Charter)

California	000-28540	94-3079392
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

255 Shoreline Drive, Suite 450

Redwood City, California 94065
(Address of Principal Executive Offices, including Zip Code)

(650) 232-2400
(Registrant’s Telephone Number, including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☒    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01: Entry into a Material Definitive Agreement.

After the close of business on September 28, 2012 Versant Corporation, a California corporation (“we” or “Versant”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with UNICOM Systems, Inc., a California corporation (“UNICOM”), and UNICOM Sub Four, Inc., a California corporation that is a wholly-owned subsidiary of UNICOM (“Merger Sub”). The Merger Agreement provides for the merger of Merger Sub with and into Versant (the “Merger”), with Versant continuing as the surviving corporation of the Merger and becoming a wholly owned subsidiary of UNICOM upon consummation of the Merger. The Merger Agreement was unanimously approved by the Board of Directors of Versant (the “Board”).
Subject to the terms and conditions of the Merger Agreement, upon the time and date on which the Merger is consummated and becomes effective (the “Effective Time”), each share of Versant common stock that is outstanding immediately before the Effective Time (other than shares owned by UNICOM, Merger Sub, any other wholly owned subsidiary of UNICOM, or any wholly owned subsidiary of Versant and shares of Versant common stock for which dissenters' rights have been validly exercised and not withdrawn) will be cancelled and converted into the right to receive $11.50 in cash, without interest. The Merger Agreement also provides that: (i) each Versant stock option that is outstanding, unexercised and vested as of immediately before the Effective Time will be cancelled and converted into the right to receive an amount in cash, without interest, equal to the amount by which $11.50 per share exceeds the exercise price of such option, multiplied by the number of shares as to which option is then vested and exercisable; and (ii) each Versant restricted stock unit (“RSU”) that is vested but unissued as of immediately before the Effective Time will be cancelled and converted into the right to receive an amount in cash, without interest, equal to $11.50 multiplied by the number of shares of common stock as to which the RSU is vested as of immediately before the Effective Time.
UNICOM and Versant have made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants that: (i) Versant will conduct its business in the ordinary course consistent with past practice during the interim period between the execution of the Merger Agreement and the Effective Time, (ii) Versant will not engage in certain kinds of transactions during such period without the consent of UNICOM, (iii) Versant will cause a meeting of the Versant shareholders to be held to consider approval of the Merger Agreement, and (iv) subject to certain customary exceptions, the Board of Directors of Versant will recommend approval by its shareholders of the Merger Agreement. The Merger Agreement also contains a covenant regarding Versant's combined cash and accounts receivable balance at the Effective Time.

Consummation of the Merger is subject to customary conditions, including (i) approval of the holders of a majority of the outstanding shares of Versant Common Stock (the “Stockholder Approval”), (ii) the accuracy of representations and warranties, (iii) performance of covenants, (iv) absence of any law or order prohibiting consummation of the Merger and (iii) the absence of a material adverse effect with respect to Versant.
The Merger Agreement provides that Versant is permitted to solicit alternative acquisition proposals from third parties through October 29, 2012 (the “Go-Shop Period”).  Following the Go-Shop Period, Versant has made a covenant not to: (a) solicit proposals relating to alternative business combination transactions or (b) subject to certain exceptions designed to allow the Board of Directors to fulfill its fiduciary duties to shareholders of Versant, enter into discussions concerning or provide confidential information in connection with any Acquisition Proposal as defined in the Merger Agreement); provided, however, that Versant may, subject to the provisions of the Merger Agreement, furnish information to, and engage in discussions and negotiations with, a third party that makes an unsolicited Acquisition Proposal that constitutes or could reasonably be expected to lead to, a Superior Offer (as defined in the Merger Agreement) if Versant's Board concludes in good faith (after consultation with its financial advisor and outside legal counsel) that failure to do so would be inconsistent with its fiduciary obligations and certain prior notice and information are given to UNICOM.
In the event that the Versant Board determines that an Acquisition Proposal constitutes a Superior Offer, Versant may either (i) terminate the Merger Agreement to enter into a definitive agreement with respect to such Acquisition Proposal and pay a termination fee of either $750,000 (if such Superior Offer was a proposal received by Versant during the Go-Shop Period) or $1,500,000 (if such Acquisition Proposal was received by Versant at any time following the Go-Shop Period), or (ii) prior to approval of the Merger and Merger Agreement by Versant's shareholders, effect a Change of Recommendation (as defined in the Merger Agreement) by Versant's Board. In addition, upon termination of the Merger Agreement by Versant due to certain breaches by UNICOM of the Merger Agreement (subject to certain rights of UNICOM to cure such a breach) or if the Merger Agreement is terminated because the Merger has not been consummated by March 31, 2013 and the conditions to UNICOM's obligations to consummate the Merger have been satisfied, then UNICOM would be required to pay to Versant a termination fee of $1,000,000.
   The foregoing descriptions of the Merger and the Merger Agreement do not purport to be complete and are subject to, and qualified in their entirety by reference to, the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

The Merger Agreement governs the contractual rights between the parties in relation to the Merger.  The Merger Agreement has been filed as an exhibit to this Current Report on Form 8-K to provide investors with information regarding the terms of the Merger Agreement and is not intended to modify or supplement any factual disclosures about Versant in Versant's public reports filed with the Securities and Exchange Commission.  In particular, the Merger Agreement is not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to Versant.  The representations and warranties contained in the Merger Agreement have been negotiated with the principal purpose of establishing the circumstances in which a party may have the right not to consummate the Merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and allocating risk between the parties, rather than establishing matters as facts.  The representations and warranties may also be subject to contractual standards of materiality different from those generally applicable under the securities laws.

Forward Looking Statements

Information set forth in this Current Report on Form 8-K contains forward-looking statements that involve numerous risks and uncertainties.  The statements contained in this communication that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act including, without limitation, statements regarding the expected benefits and closing of the proposed Merger and management's expectations, beliefs and intentions.  All forward-looking statements included in this communication are based on information available to Versant Corporation on the date hereof.  In some cases, you can identify forward-looking statements by terminology such as “may,” “can,” “will,” “should,” “could,” “expects,” “plans,” “anticipates,” “intends,” “believes,” “estimates,” “predicts,” “potential,” “targets,” “goals,” “projects,” “outlook,” “continue,” “preliminary,” “guidance,” or variations of such words, similar expressions, or the negative of these terms or other comparable terminology.  No assurance can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on Versant Corporation's results of operations or financial condition or whether the Merger will be consummated.  Accordingly, actual results may differ materially and adversely from those expressed in any forward-looking statements.  Undue reliance should not be placed on any forward-looking statements, which speak only as of the date made.  Neither Versant Corporation nor any other person can assume responsibility for the accuracy and completeness of forward looking statements.  There are various important factors that could cause actual results to differ materially from those in any such forward-looking statements, many of which are beyond Versant Corporation's control.  These factors include (without limitation): failure to satisfy any condition to closing of the Merger and that, in such case, Versant Corporation's business will have been adversely affected during the pendency of the Merger; failure to consummate or delay in consummating the transaction for other reasons; changes in laws or regulations; and changes in general economic conditions.  Versant Corporation undertakes no obligation (and expressly disclaims any such obligation) to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.  For additional information please refer to Versant Corporation' most recent Form 10-K, 10-Q and 8-K reports filed with the SEC.

Additional Information about the Proposed Transaction and Where You Can Find It

Versant Corporation will file with the Securities and Exchange Commission (the “SEC”) preliminary and definitive proxy statements and other relevant materials in connection with the proposed acquisition of Versant by UNICOM.  The definitive proxy statement will be mailed to Versant shareholders who are such on the record date of the special shareholders' meeting that will be the subject of the proxy statement.  Before making any voting or investment decisions with respect to the transaction, investors and security holders of Versant Corporation are urged to read the proxy statement and the other relevant materials when they become available because they will contain important information about the transaction and Versant Corporation.  Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC's website at www.sec.gov.  In addition, investors and security holders may obtain free copies of the documents filed with the SEC by accessing Versant Corporation's website at http://www.versant.com/company/investor-relations or by writing to Versant Corporation at Versant Corporation, 255 Shoreline Drive, Suite 450, Redwood City, California, 94065.

Information Regarding Participants

Versant Corporation, UNICOM and their respective directors, executive officers and certain other members of management and employees may solicit proxies from Versant Corporation shareholders in favor of the Merger.  Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the Versant Corporation shareholders in connection with the proposed Merger will be set forth in Versant's proxy statement when it is filed with the SEC.  You can find information about Versant Corporation's executive officers and directors in its definitive proxy statement filed with the SEC on July 9, 2012. You can obtain a free copy of this document at the SEC's website at www.sec.gov.

Item 9.01: Financial Statements and Exhibits.

(d)	Exhibits.

2.1	Agreement and Plan of Merger, dated as of September 28, 2012, by and among Unicom Systems, Inc., Unicom Sub Four, Inc. and Versant Corporation.*

99.1	Press Release of Versant Corporation, dated as of October 1, 2012, announcing entry into the Merger Agreement.
 * Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  Versant Corporations agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERSANT CORPORATION

Date: October 1, 2012	By:	/s/ Jerry Wong
Jerry Wong, Chief Financial Officer

EXHIBIT INDEX

Exhibit Description

2.1	Agreement and Plan of Merger, dated as of September 28, 2012, by and among Unicom Systems, Inc., Unicom Sub Four, Inc., and Versant Corporation*

99.1	Press Release of Versant Corporation, dated as of October 1, 2012, announcing entry into the Merger Agreement with UNICOM Systems, Inc. and UNICOM Sub Four, Inc.

* Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  Versant Corporations agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule upon request.